UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On February 23, 2016, GameStop Corp.’s Board of Directors authorized an increase in the Company’s annual cash dividend from $1.44 to $1.48 per common share, an increase of 3 percent. The Company announced the declaration of its regular quarterly dividend of $0.37 per common share payable on March 22, 2016 to shareholders of record on March 8, 2016.
GameStop also announced it will report earnings results after the market closes on Thursday, March 24, 2016 for its fourth quarter and full year ended January 30, 2016. The company will host an investor conference call at 5:00 PM EDT on the same day to review the company’s financial results and provide its 2016 outlook.
In addition, GameStop will be hosting an Investor Day for the investment community on April 13-14, 2016. The meeting will be held in Grapevine, TX and will feature presentations from GameStop’s executive leadership team as well as store tours of its family of retail brands.

This announcement was included in a press release distributed on February 23, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d)        Exhibits.

99.1        Press Release issued by GameStop Corp., dated February 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: February 23, 2016	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer